United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 6, 2007
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-20852 (Commission File Number)	16-1387013 (IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
          On June 6, 2007, Ultralife Batteries, Inc. (the “Registrant”) held its 2007 annual meeting of shareholders (“Annual Meeting”). At the Annual Meeting, the Registrant’s shareholders elected each of the incumbent director nominees named in the Registrant’s proxy statement to the board of directors of the Registrant (the “Board of Directors”) for another one year term. The shareholders also elected a new director, Bradford T. Whitmore, to serve as a director for a one year term.
Committee Assignments
          Following the Annual Meeting, the newly-elected Board of Directors met (“Board Meeting”) and elected Patricia C. Barron to serve as the Chair of the Board of Directors. Also at the Board Meeting, Bradford T. Whitmore was appointed to the Compensation and Management Committee and the Mergers and Acquisitions Committee.
          The composition of the committees of the Board of Directors is now as follows:
Audit and Finance Committee:
Paula H. J. Cholmondeley — Chair
Carole Lewis Anderson
Anthony J. Cavanna
Ranjit J. Singh
Governance Committee:
Carole Lewis Anderson — Chair
Paula H. J. Cholmondeley
Daniel W. Christman
Ranjit J. Singh
Compensation and Management Committee:
Daniel W. Christman — Chair
Anthony J. Cavanna
Ranjit J. Singh
Bradford T. Whitmore
Mergers and Acquisitions Committee:
Ranjit J. Singh — Chair
Carole Lewis Anderson
Anthony J. Cavanna
Bradford T. Whitmore

Executive Committee:
Patricia C. Barron — Chair
Carole Lewis Anderson
Paula H.J. Cholmondeley
Daniel W. Christman
John D. Kavazanjian
Ranjit C. Singh
Compensation
          At the Board Meeting, the Board of Directors revised the compensation arrangements for members of the Board of Directors, effective July 1, 2007, as follows:
Board Member Compensation

	Annual	Per Meeting	Per Phone
	Retainer(1)	Attendance	Attendance(2)
Chair	$20,000	$1,000	$500
Member	$12,000	$1,000	$500

(1)	Retainer paid quarterly in cash.
(2)	Telephone attendance fee also pays for Board Meetings specifically designated as “Conference Call” Board meetings.
Committee Compensation

	Chair	Per Meeting Fee(2)
	Annual
	Retainer(1)
Audit and Finance	$5,000	$750
Governance	$2,500	$750
Compensation and Management	$2,500	$750
Mergers and Acquisitions	$1,000	$750
Executive(3)	N/A	$750

(1)	Retainer paid quarterly in cash.
(2)	Committee members participating via telephone receive the full fee of $750.
(3)	Executive Committee meets only when required to take action as directed by the Board of Directors.
Restricted Stock Award
          At the Board Meeting, the Board of Directors approved the award to each of the Registrant’s non-employee directors of shares of the Registrant’s common stock that are subject to forfeiture restrictions that lapse over time (“Restricted Stock”). The number of shares of Restricted Stock comprising each non-employee director’s Restricted Stock award, excluding the chair of the Board of Directors, shall equal the result of $40,000 divided by the price of a share of the Registrant’s common stock at the close of trading on July 2, 2007, rounded up to the nearest whole share. The number of shares of Restricted Stock comprising the Restricted Stock award for the chair of the Board of Directors shall equal the result of $66,000 divided by the price of a share of the Registrant’s common stock at the close of trading on July 2, 2007, rounded up to the nearest whole share.
          The Restricted Stock awards will be issued to the directors on July 3, 2007 and the determination as to the number of shares of Restricted Stock to be awarded to each director will be made at the close of trading on July 2, 2007. The forfeiture restrictions applicable to the shares of Restricted Stock to be issued to all non-employee directors will lapse with respect to one-fourth of the shares on August 15, 2007, and pro rate a further one-fourth of the shares on each of November 15, 2007, February 15, 2008 and May 15, 2008, with any fractional share resulting from such proration vesting on May 15, 2008.
Vesting of Options after Retirement
          Following the Annual Meeting, the Compensation and Management Committee of the Board of Directors (“Compensation Committee”) approved a retirement policy under Ultralife’s Amended and Restated 2004 Long-Term Incentive Plan that allows all employees, during the post-retirement period, to exercise all stock options that were vested as of the employee’s retirement date through the option’s full term. In addition, the retirement policy allows for management employees at the level of director, or above (“Management Employees”), and members of the Board of Directors (“Board Members”) to retain all stock options held by them at retirement and to allow those options to continue to vest post-retirement. During the post-retirement period, retired Management Employees and Board Members will be able to exercise their stock options through the option’s full term.
          All employees are eligible for retirement at age 65 or when the sum of their age plus years of service equals 70 years. Management Employees and executive officers are eligible for retirement if they satisfy the retirement requirements that pertain to all employees or if they are at least 55 years old and have served as a Management Employee for 10 or more years, or as an executive officer for five or more years. Board Members are eligible for retirement at the age of 70. The Board of Directors, at its discretion, may make individual exceptions to its policies regarding the retirement age for any employee, Employee Director, executive officer or Board Member.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: As of June 6, 2007	ULTRALIFE BATTERIES, INC.
/s/ Robert W. Fishback
Robert W. Fishback
Vice President — Finance and Chief Financial Officer